Exhibit 99.1

PRESS RELEASE	The Brink's Company 1801 Bayberry Court P.O. Box 18100 Richmond, VA 23226-8100 USA Tel. 804.289.9600 Fax 804.289.9758
Contact: Investor Relations 804.289.9709	FOR IMMEDIATE RELEASE

THE BRINK'S COMPANY RESPONDS TO FILING BY PIRATE CAPITAL

RICHMOND, Va., January 8, 2007 -- The Brink's Company (NYSE:BCO), a global provider of security and risk management services, issued the following statement regarding a January 4 filing by hedge fund Pirate Capital advising Brink's of its intent to nominate Thomas R. Hudson, Jr., the fund's manager, and Christopher Kelly, the fund's general counsel, for election to the Brink's board of directors and proposing that the board engage an investment bank to explore strategic alternatives to increase shareholder value:

"The Brink's Company is always interested in the views of its shareholders. We are open to considering new, qualified director candidates and will review Mr. Hudson's and Mr. Kelly's respective credentials and qualifications in accordance with the company's well-established corporate governance policies.

In addition, our board and management team regularly review the company's strategic options. As appropriate, these reviews incorporate the advice of well-known and highly regarded advisors.

The Brink's board consists of 11 directors, 10 of whom are independent. The board and management team have been and will remain intensely focused on acting in the best interests of the company and the continued creation of significant value for all shareholders."

Brink's will present its recommendations regarding Pirate Capital's proposals in the company's definitive proxy statement, which will be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at its 2007 annual meeting of shareholders.

About The Brink's Company

The Brink's Company (NYSE:BCO) is a global leader in security and risk management services and operates two businesses: Brink's, Incorporated and Brink's Home Security. Brink's, Incorporated is the world's premier provider of secure transportation and cash management services and Brink's Home Security is one of the largest and most successful residential alarm companies in North America. For more information, please visit The Brink's Company website at http://www.brinkscompany.com/ or call toll free 877-275-7488.

Important Information

In connection with its 2007 annual meeting of shareholders, The Brink's Company plans to file with the Securities and Exchange Commission (SEC) and mail to its shareholders eligible to vote at the 2007 annual meeting of shareholders a definitive proxy statement. THE COMPANY ADVISES ITS SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the definitive proxy statement and other documents that the company files with the SEC at the SEC's website at http://www.sec.gov. The definitive proxy statement and these other documents may also be obtained free of charge from The Brink's Company upon request by contacting the Corporate Secretary at 1801 Bayberry Court, P. O. Box 18100, Richmond, Virginia 23226-8100.

Certain Information Regarding Participants

The Brink's Company, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the company's security holders in connection with its 2007 annual meeting of shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its definitive proxy statement dated March 25, 2006, each of which has been filed with the SEC. Additional information regarding such individuals will be included in the definitive proxy statement for the 2007 annual meeting of shareholders. To the extent holdings of the company's securities have changed from the amounts included in the definitive proxy statement dated March 25, 2006, such changes have been reflected on Forms 4 and 5 filed with the SEC and will be reflected in the definitive proxy statement for the 2007 annual meeting of shareholders.